SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
February 2, 2015

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CAPROCK OIL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11011 Richmond Avenue, Suite 525 Houston, Texas	77042
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (713) 479-7050
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On January 28, 2015, a subsidiary of Caprock Oil, Inc. (the “Company”) entered into a Purchase and Sale Agreement for the simultaneous sale of its 10% working interest in the Bloomington field in Victoria County, Texas, to Petrodome Bloomington, LLC, an affiliate of the operator and the owner of the remaining 90% working interest in the field.  The cash sales price was $500,000, subject to adjustments for unpaid revenues and expenditures incurred through the effective date (January 1, 2015).  After taking such adjustments into account, the Company received net cash proceeds from the sale in the amount of approximately $261,000, prior to the partial payment of certain loans payable indicated in Item 2.03 below.

The Bloomington field, as operated by Petrodome Operating, LLC (“Petrodome”), is a shallow oil redevelopment project in which the initial horizontal well was successfully drilled and completed in the summer of 2013.  There are currently two producing horizontal wells in the field and drilling of a third well is expected to commence shortly.  In the year ended December 31, 2014, the Company’s share of oil revenues from the Bloomington field amounted to $281,000.

A member of the Company’s Board of Directors is the President of Petrodome.  The sale of the Company’s interest in the Bloomington field was approved by the Company’s two remaining directors with the member who is President of Petrodome abstaining from voting on the matter.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

In October 2014, the Company implemented a “bridge loan” program, whereby it made short term borrowings from a group of individual lenders totaling $700,000.  As an inducement to the lenders to enter into the bridge loans, the Company granted them a security interest in its producing oil and gas properties subordinated only to the mortgage held by the Company’s secured lender.  In conjunction with the sale of the Company’s interest in the Bloomington field, the Company made a partial payment to the bridge lenders in the total amount of $100,000.  Under the terms of the bridge loans, the Company was required to remit prepayment penalties to the lenders consisting of cash in the amount of $9,273 and 5,201 shares of the Company’s restricted Common Stock.

As reported in its third quarter 2014 report on Form 10-Q, the Company reached a preliminary agreement with a mezzanine lender for a new credit facility that was expected to close by the end of 2014.  Due to the subsequent decline in worldwide oil prices, the Company has been unable to reach a closing of such a credit facility.  At the present time, the Company is uncertain as to if, or when, it will be in position to resume efforts toward a possible closing of the credit facility.

Item 9.01    Financial Statement and Exhibits.

(d)           Exhibits.

The following documents are filed herewith:

Exhibit No.	Description

10.1	Form of Purchase and Sale Agreement, dated January 28, 2015, between Cinco NRG, LLC and Petrodome Bloomington, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPROCK OIL, INC.

By:	/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer

February 2, 2015